UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 3, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

The Company announced that its collaborator Schering-Plough successfully completed Phase I clinical trials for a CXCR2 antagonist resulting from the collaboration between the two companies and that Schering-Plough is continuing clinical development in chronic obstructive pulmonary disease (COPD) patients in Germany.  The CXCR2 antagonist had entered Phase I clinical trials in the United States in March 2004 for COPD.  In a Phase I randomized, double-blind trial of 18 healthy volunteers, results showed that in the treated subjects, ozone-induced sputum neutrophilia was inhibited.  Neutrophils are believed to play a key role in COPD.

Under the terms of its agreement with Schering-Plough, the Company will receive milestone payments to the extent the program progresses through clinical development and royalty payments for any product from the program that reaches the marketplace.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President,
Chief Financial Officer and Treasurer

Date: January 8, 2007